Exhibit 1.1
Dolan Media Company
Common Stock, $0.001 par value

Underwriting Agreement
                    , 2007
Goldman, Sachs & Co.,
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
   As representatives (the “Representatives”) of the
     several Underwriters named in Schedule I hereto
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.
     Ladies and Gentlemen:
     Dolan Media Company, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares (the “Firm Shares”), and, at the election of the Underwriters, the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters up to [•] additional shares (the “Optional Shares”), of Common Stock, par value $0.001 per share (“Stock”), of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.
     1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:
          (i) A registration statement on Form S-1 (File No. 333-142372) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, to you for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities

Act of 1933, as amended (the “Act”), which became effective upon filing, and a confidential treatment request filed pursuant to Rule 406 under the Act, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated by the Commission or threatened by the Commission against the Company (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);
          (ii) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through a Representative expressly for use therein, or by a Selling Stockholder expressly for use in the preparation of the disclosure therein required by Items 7 and 11(m) of Form S-1;
          (iii) For the purposes of this Agreement, the “Applicable Time” is [•] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus or an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through a Representative expressly for use therein, or by a Selling Stockholder expressly for use in the preparation of the disclosure therein required by Items 7 and 11(m) of Form S-1;
          (iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through a Representative expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the disclosure therein required by Items 7 and 11(m) of Form S-1;
          (v) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree that is material to the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the consolidated capital stock or long-term debt of the Company and its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus;

          (vi) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them and material to the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries and material to the Company and its subsidiaries, taken as a whole, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;
          (vii) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where such failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and each subsidiary of the Company has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be;
          (viii) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform (or will conform, in the case of the Prospectus) in all material respects to the description of the Stock contained in the Pricing Prospectus and Prospectus; and all of the issued shares of capital stock, owned directly or indirectly by the Company, of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and other than as set forth in the Pricing Prospectus) all of the issued shares of capital stock of each such subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;
          (ix) The unissued Firm Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus;

          (x) The unissued Optional Shares to be issued by the Company to the Selling Stockholders and to be sold by the Selling Stockholders to the Underwriters have been duly and validly authorized and (a) when issued and delivered in accordance with the Certificate of Designation of the Company dated as of September 1, 2004, and/or (b) upon the effectiveness of the split of the Stock contemplated in the Pricing Prospectus, as applicable, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Prospectus;
          (xi) The Company has taken all action necessary to cause the redemption and conversion of the Company’s outstanding Series C Preferred Stock on the date of the first Time of Delivery (as defined below) and the issuance of the Stock issuable upon conversion of such Series C Preferred Stock;
          (xii) The issue and sale of the Firm Shares by the Company under, and the compliance by the Company with, this Agreement the consummation of the transactions as described in the Pricing Prospectus under the caption “Redemption of Preferred Stock” and the split of the common stock as contemplated in the Pricing Prospectus will not (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (b) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (c) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties except, in the cases of (a) and (c), as would not be reasonably expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company for the issue of the Optional Shares to the Selling Stockholders, or the issue and sale of the Firm Shares or the consummation by the Company of the transactions described above, except the registration under the Act and the Exchange Act (as defined below) of the Shares, the filing with the Secretary of State of Delaware of an Amended and Restated Certificate of Incorporation of the Company (in the form attached as Exhibit 3.1 to the Registration Statement) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
          (xiii) Neither the Company nor any of its subsidiaries is (a) in violation of its Certificate of Incorporation, By-laws or other organizational documents or (b) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (b) of this subsection, for defaults that would not, individually or in the aggregate, have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;
          (xiv) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and related provisions of Delaware law, and under the captions “Certain Relationships and Related Transactions”, “Certain United States Federal Income Tax Considerations” and “Shares Eligible for Future Sale”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects, and the statements set forth in the Pricing Prospectus and Prospectus under the caption “Underwriting”, insofar as they purport to constitute a summary of the terms of the documents to referred to therein to which the Company is a party, are accurate and complete in all material respects;
          (xv) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;
          (xvi) The Company is not and, after giving effect to the offering and sale of the Firm Shares by the Company and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);
          (xvii) McGladrey & Pullen, LLP and Judelson, Giordano & Siegel, P.C., who have certified certain financial statements of the Company and/or its subsidiaries, are each independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;
          (xviii) The Company and each majority-owned subsidiary, to the extent such function is not consolidated with the Company, maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization;

and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;
          (xix) At the time of filing the Initial Registration Statement, the Company was not, and the Company is not, an “ineligible issuer” as defined under Rule 405 under the Act;
          (xx) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Pricing Prospectus or any Issuer Free Writing Prospectus is not based on or derived from sources that are reliable and accurate in all material respects, and the Company has obtained the written consent to the use of such data from such sources to the extent required by any statute or any order, rule or regulation of any court or governmental agency or body having any jurisdiction over the Company or any of its subsidiaries or any of their properties, or any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject;
          (xxi) The Company and each of its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology necessary for the conduct of their respective businesses, except where the failure to so own or possess such rights could not, in the aggregate, reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, and the Company and each of its subsidiaries have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflicts with, any such rights of others that if determined adversely to the Company or any of its subsidiaries could reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;
          (xxii) There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as may exist under the Amended and Restated Registration Rights

Agreement, dated as of September 1, 2004, among the Company and the several stockholders set forth therein;
     (xxiii) The Company and each of its subsidiaries holds such licenses, certificates, consents, orders, approvals, permits and other authorizations from governmental authorities which are necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective business as presently conducted, except for such licenses, certificates, consents, orders, approvals, permits or other authorizations the failure to hold which could not reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; the Company and each of its subsidiaries has fulfilled and performed all obligations necessary to maintain such licenses, certificates, consents, orders, approvals, permits and other authorizations, except where the failure to so fulfill or perform such obligations could not reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole. Except as disclosed in the Registration Statement and Prospectus, there is no pending, or to the knowledge of the Company threatened, action, suit, proceeding or investigation (and, to the knowledge of the Company, no facts exist which the Company believes could reasonably be the basis for any such action, suit, proceeding or investigation) that may reasonably be expected to lead to the revocation, termination or suspension of any such license, certificate, consent, order, approval, permit or other authorization, except where such revocation, termination or suspension could not reasonably be expected to have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole;
          (xxiv) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that, when required to do so, it will be in compliance with other provisions of the Sarbanes-Oxley Act which may become applicable to the Company after the effectiveness of the Registration Statement;
          (xxv) All United States federal income tax returns of the Company and its majority-owned subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed in connection therewith, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its majority-owned subsidiaries have filed all other material tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and has paid all material taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined; and
          (xxvi) The Company and its majority-owned subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (a) to renew its existing insurance coverage as and when such policies expire or (b) to obtain comparable coverage from similar insurers as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not have a material adverse effect on the current or future financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole. Neither of the Company nor any majority-owned subsidiary has been denied any insurance coverage which it has sought or for which it has applied.
     (b) Each of the Selling Stockholders, severally and not jointly, represents and warrants to, and agrees with, each of the Underwriters and the Company that:
     (i) Except for (A) the registration under the Act of the Shares, and (B) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any court or government agency or body is required for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney, the Custody Agreement and the Lock-Up Agreement hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney, the Custody Agreement and the Lock-Up Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;
     (ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement, the Power of Attorney, the Custody Agreement and the Lock-Up Agreement and the consummation of the transactions herein and therein contemplated (x) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, nor (y) will such action result in any violation of the provisions of (a) the certificate of incorporation or by-laws of such Selling Stockholder if such Selling Stockholder is a corporation, the partnership agreement of such Selling Stockholder if such Selling Stockholder is a partnership, the certificate of formation or limited liability company agreement of such Selling Stockholder if such Selling Stockholder is a limited liability company, or such other constating or organizational documents of such Selling Stockholder, or (b) result in the violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder, except, in the case of clause (x) or (y)(b), for such conflicts, breaches, violations or defaults as would not reasonably be expected to impair in any material respect the fulfillment of the Selling Stockholders’ obligations hereunder and thereunder;
     (iii) Such Selling Stockholder has, and immediately prior to each Time of Delivery (as defined in Section 4 hereof) such Selling Stockholder will have, good and valid title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;
     (iv) Such Selling Stockholder has duly executed and delivered to the Representatives a lock-up agreement (each, a “Lock-Up Agreement”) substantially as set forth in Annex II hereto; each such Lock-Up Agreement has been duly authorized by such Selling Stockholder;
     (v) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;
     (vi) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and if any event shall have occurred as a result of which there is such a statement or omission made in the Prospectus as then amended and supplemented in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein, such Selling Stockholder shall promptly notify the Company and the Underwriters and provide the Company with the necessary information to correct such statement or omission;
     (vii) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof);
     (viii) Certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder or Series C Preferred Stock that may convert into such Shares, have been placed in custody under a Custody Agreement, in the form heretofore furnished to you (the “Custody Agreement”), duly executed and delivered by such Selling Stockholder to [•], as custodian (the “Custodian”), and such Selling Stockholder has duly executed and delivered a Power of Attorney, in the form heretofore furnished to you (the “Power of Attorney”), appointing the persons indicated in Schedule II hereto, and each of them, as such Selling Stockholder’s attorneys-in-fact (the “Attorneys-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided in Section 2 hereof, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement; and
     (ix) The Shares represented by the certificates held in custody for such Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder; the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable; the obligations of the Selling Stockholders hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event; if any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership or corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholders in accordance with the terms and conditions of this Agreement and of the Custody Agreements; and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.
     2. Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.
     Each Selling Stockholder, as and to the extent indicated in Schedule II hereto, hereby grants, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the subparagraph (a) of the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Attorneys-in-Fact with a copy to the Company given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of

Delivery (as defined in Section 4 hereof) or, unless you and the Attorneys-in-Fact otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.
     3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company and the Selling Stockholders to Goldman, Sachs & Co., through the facilities of The Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the account specified by the Custodian, as their interests may appear, to Goldman, Sachs & Co. at least forty-eight hours in advance. The Company and the Selling Stockholders will cause the certificates, if any, representing the Shares being issued and/or sold by them to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2007 or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.
     (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, and a cross receipt for the Shares and payment thereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, NY 10004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [•] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. The Company agrees with each of the Underwriters:
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;
     (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject;
     (c) To use its best efforts to furnish, prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter (but at a Selling Stockholder’s expense if such statement or omission is made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein) and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;
     (d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);
     (e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than (i) pursuant to employee incentive compensation plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement, (ii) pursuant to the Company’s 2007 Employee Stock Purchase Plan, as filed with the Registration Statement and described in the Pricing Prospectus under the caption “Executive Compensation- Stock Purchase Plan”) and (iii) the issuance of securities, up to an aggregate of 5% of the Company’s shares of Stock outstanding (as of the First Time of Delivery), in connection with the Company’s strategic acquisition of any business, so long as the recipients of such securities agree to restrictions on the disposition thereof substantially similar to the restrictions contained in this Section 5(e) for the remainder of the Lock-Up Period, without the prior written consent of each of the Representatives; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless each of the Representatives waives, in writing, such extension; the Company will provide each of the Representatives and each stockholder subject to the Lock-Up Period pursuant to the lockup letters described in Section 8(j) with prior notice of any such announcement that gives rise to an extension of the Lock-up Period;
     (f) To furnish to its stockholders, (1) after the end of each fiscal year, an annual report (including a consolidated balance sheet and consolidated statements of income, stockholders’ equity and cash flows of the Company and its subsidiaries certified by independent public accountants), and (2) after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail, in each case no later than when required for a reporting issuer by the rules and regulations of the Commission or the Exchange;
     (g) During a period of five years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you, as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, it being understood that the filing of any such reports, financial statements and information with the Commission via the EDGAR filing system shall be deemed to have been delivered to you as a result of such filing;
     (h) To use the net proceeds received by it from the sale of the Firm Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;
     (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

     (j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;
     (k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and
     (l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.
     6. (a) The Company and each of the Selling Stockholders, severally and not jointly, represent and agree that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and each of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; any such free writing prospectus the use of which has been consented to by the Company and each of the Representatives is listed on Schedule III(a) hereto;
          (b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;
          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to each of the Representatives and, if requested by any Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this covenant shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through a Representative expressly for use therein.
     7. (a) The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants and one counsel for the Selling Stockholders in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (iv) all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Shares; and (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Shares, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the Company’s cost of aircraft chartered in connection with the road show (other than the Underwriters’ pro rata share of such aircraft costs); (vii) the cost of preparing stock certificates; (viii) the cost and charges of any transfer agent or registrar; (ix) the fees and expenses of the Attorneys-in Fact and the Custodian; (x) all fees and expenses incident to the sale and delivery of the Shares to be sold by the Selling Stockholders other than those specified in Section 7(b), below; and (xi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.
     (b) Each Selling Stockholder, severally and not jointly, covenants and agrees with the Underwriters that (i) such Selling Stockholder will pay or cause to be paid all transfer taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder, (ii) the underwriting discount and commission, if any, associated with the Shares to be sold by such Selling Stockholder hereunder shall be deducted from such Selling Stockholder’s proceeds from the sale of such Shares; (iii) the fees, disbursements and expenses of counsel for such Selling Stockholder other than the counsel referred to in Section 7(a)(i) above, and (iv) such Selling Stockholder will pay or cause to be paid all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in Section 7(a). In connection with clause (i) of the preceding sentence, Goldman, Sachs & Co. agrees to pay New York State stock transfer tax, and each Selling Stockholder agrees, severally and not jointly, to reimburse Goldman, Sachs & Co. for associated carrying costs for its pro rata share of such tax payment if such tax payment is not reimbursed on the day of payment and for any portion of such tax payment not reimbursed.
     (c) It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.
     8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;
     (b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;
     (c) Katten Muchin Rosenman LLP, counsel for the Company, shall have furnished to you their written opinion (a draft of such opinion is attached as Annex III(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:
     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;
     (ii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued and outstanding shares of capital stock of the Company (including the Shares being delivered by the Selling Stockholders at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform in all material respects as to legal matters to the description of the Stock in the Prospectus;
     (iii) All of the Shares being delivered at such Time of Delivery have been duly and validly authorized and the Firm Shares, when issued and paid for in accordance with the Underwriting Agreement, will be validly issued, fully paid and non-assessable;
     (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction as set forth on Schedule I attached to such opinion;
     (iv) Each subsidiary of the Company listed on Exhibit 21 to the Registration Statement has been duly incorporated or organized (other than Detroit Legal News Publishing, LLC, as to which such counsel need express no opinion), as the case may be, and is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be; and all of the issued shares of capital stock and interests (whether membership, partnership or otherwise) of each such subsidiary (other than Detroit Legal News Publishing, LLC, as to which such counsel need express no opinion) have been duly and validly authorized and issued, are fully paid and non-assessable (it being understood that for purposes of this opinion, such counsel may assume that consideration for the issuance of shares of capital stock has been received in full by each such subsidiary), and (other than as set forth in the Pricing Prospectus) are owned directly or indirectly by the Company;
     (v) Confirmation that, based solely on a review of its litigation docket and a certificate from an appropriate officer of the Company, to such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings instituted against the Company or any of its consolidated subsidiaries that would be required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K under the Act and are not so disclosed;
     (vi) This Agreement has been duly authorized, executed and delivered by the Company;
     (vii) The issue and sale of the Firm Shares being delivered by the Company at such Time of Delivery, the compliance by the Company with this Agreement and the redemption of the Series C Preferred Shares as contemplated by the Pricing Prospectus will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed as an exhibit to the Registration Statement, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of a governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties and normally applicable to transactions of the sort contemplated by this Agreement nor any order of any court listed on Schedule II attached to such opinion, which represents the orders known to such counsel to which the Company or any of its subsidiaries is bound or any of their properties are subject;
     (viii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Firm Shares by the Company, except such as have been obtained under the Act and Exchange Act, the filing with the Secretary of State of Delaware of an Amended and Restated Certificate of Incorporation of the Company (in the form attached as Exhibit 3.1 to the Registration statement), which such filing has been made with, and duly accepted by, the Secretary of State of Delaware; and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;
     (ix) Confirmation that the statements set forth in the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock and related provisions of Delaware law, and under the captions “Certain Relationships and Related Transactions”, “Certain United States Federal Income Tax Considerations”, and “Shares Eligible for Future Sale”, insofar as they purport to describe the provisions of the laws and documents referred to therein, fairly and accurately summarize such terms and provisions in all material respects;
     (x) The Company is not and, after giving effect to the offering and sale of the Firm Shares by the Company and the application of the proceeds thereof, as described in the Prospectus, will not be an “investment company”, as such term is defined in the Investment Company Act;

     (xi) Confirmation that the Registration Statement, the Prospectus and any further amendments and supplements thereto, as applicable, made by the Company prior to such Time of Delivery (other than the financial statements, related notes and schedules thereto and other financial data included therein or omitted therefrom, as to which such counsel need express no view) as of their respective effective or issuance dates, appeared on their face to be appropriately responsive in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinion in subsection (ix) of this Section 8(c), they have no reason to believe (a) that, any part of the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements, related notes and schedules thereto and other financial data included therein or omitted therefrom, as to which such counsel need express no view), when such part or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) that the Pricing Prospectus (other than the financial statements, related notes and schedules thereto and other financial data included therein or omitted therefrom, as to which such counsel need express no view), as of the Applicable Time, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) that, the Prospectus or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements, related notes and schedules thereto and other financial data included therein or omitted therefrom, as to which such counsel need express no view), as of its respective date and as of such Time of Delivery, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;
     (d) Kirkland & Ellis LLP, counsel for each of the Selling Stockholders, shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, (substantially in the form of Annex III attached hereto), dated such Time of Delivery, in form and substance satisfactory to you;

     (e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, (i) McGladrey & Pullen, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex IA hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex IA(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex IA(b) hereto); and (ii) Judelson, Giordano & Siegel, P.C shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex IB hereto (the executed copy of the letters delivered prior to the execution of this Agreement are attached as Annex IB(a) and Annex IB(b) hereto, respectively, and a draft of the form of letters to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery are attached as Annex IB(c) and Annex IB(d)hereto, respectively);
     (f) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

     (g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;
     (h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;
     (i) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;
     (j) The Company shall have obtained and delivered to the Underwriters executed copies of the Lock-up Agreement from each of the directors and executive officers of the Company, the Selling Stockholders and the Company’s other stockholders who hold substantially all of the outstanding Shares as of the date of this Agreement;
     (k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;
     (l) The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements; and
     (m) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company or the Selling Stockholders, as applicable, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of

Delivery and, with respect to the certificates furnished by the Company only, as to the matters or events set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request.
     9. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through a Representative expressly for use therein.
     (b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such

Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred. The indemnity provided by each Selling Stockholder under this subsection (b) shall not exceed the product of (x) the number of Shares sold by such Selling Stockholder and (y) the offering price per share, as set forth in the Prospectus.
     (c) Each Underwriter will indemnify and hold harmless the Company and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through a Representative expressly for use therein; and will reimburse the Company and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.
     (d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of such indemnity agreement. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
     (e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the gross proceeds attributable to the Selling Stockholder exceeds the amount of the damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.
     (f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or Selling Stockholder within the meaning of the Act.
     10. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the

Company and the Selling Stockholders notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.
     (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     11. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.
     12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor any Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company and each of the Selling Stockholders pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.
     13. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co. on behalf of you as the representatives; and in all dealings with any Selling Stockholder hereunder, you and the Company shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of such Selling Stockholder made or given by any or all of the Attorneys-in-Fact for such Selling Stockholder.
     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, personal delivery or facsimile transmission to you as the representatives in care of Goldman, Sachs & Co., One New York Plaza, 42nd Floor, New York, New York 10004, Attention: Registration Department (facsimile number: [• ]); if to any Selling Stockholder shall be delivered or sent by mail, personal delivery or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule II hereto and if to the Company or any party to a Lock-Up Agreement shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: James P. Dolan (facsimile number: 612-317-9434); provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, personal delivery or facsimile transmission to such Underwriter at its address or facsimile number set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request; provided, further, that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, personal delivery or facsimile transmission to you as the representatives at Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Control Room (facsimile number: [•]). Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.
     16. The Company and each of the Selling Stockholders acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or of any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or of any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any Selling Stockholder on other matters) or any other obligation to the Company or to any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company and each of the Selling Stockholders have consulted its own legal and financial advisors to the extent it deemed appropriate. The Company and each of the Selling Stockholders agree that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or to any Selling Stockholder, in connection with such transaction or the process leading thereto.
     17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or between any Selling Stockholder and the Underwriters, or any of them, with respect to the subject matter hereof.
     18. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     19. The Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     21. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

     Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

Very truly yours,

Dolan Media Company

By:

Name:
Title:

[Selling Stockholders]

By:

Name:
Title:
As Attorney-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule II to this Agreement.

Accepted as of the date hereof:

Goldman, Sachs & Co.

By:

(Goldman, Sachs & Co.)

Merrill Lynch, Pierce, Fenner & Smith
Incorporated

By:

Name:
Title:

On behalf of each of the Underwriters

SCHEDULE I

Number of Optional
Shares to be
	Total Number of	Purchased if
	of Firm Shares	Maximum Option
Underwriter	to be Purchased	Exercised
Goldman, Sachs & Co.	[•]	[•]
Merrill Lynch, Pierce, Fenner & Smith Incorporated	[•]	[•]
Piper Jaffray & Co.	[•]	[•]
Craig Hallum Capital Group LLC	[•]	[•]

Total	[•]	[•]

SCHEDULE II

		Number of Optional
		Shares to be
	Total Number of	Sold if
	of Firm Shares	Maximum Option
	to be Sold	Exercised
The Company	[•]	0
The Selling Stockholder(s)(a)	0	[•]
The AB Two, LLC	0	[•]
ABRY Investment Partners, L.P.	0	[•]
ABRY Mezzanine Partners, L.P.	0	[•]
BG Media Investors L.P.	0	[•]
Caisse de dépôt et placement du Québec	0	[•]
U.S.A. Fund, LLP	0	[•]
Metcalf Family Limited Partnership	0	[•]
Alan B. Campell	0	[•]
Craig J. Duchossois	0	[•]
Christopher A. Eddings	0	[•]
Richard L. Duchossois	0	[•]
Brian Hunt	0	[•]

Total	[•]	[•]

(a)	Each Selling Stockholder is represented by Kirkland & Ellis LLP, 153 East 53rd Street, New York, NY 10022, and has appointed [Names of Attorneys in Fact (not less than two)], and each of them, as the Attorneys in Fact for such Selling Stockholder.

SCHEDULE III
(a) Issuer Free Writing Prospectuses:
•	Electronic roadshow, available at www.retailroadshow.com and www.netroadshow.com